Exhibit 99.2

Certification of Andrew F. Green
Senior Vice President and
Chief Financial Officer of Denny's Corporation
Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

          In connection with Amendment No. 1 of the Annual Report of Denny's Corporation (the "Company") on Form 10-K/A for the year ended December 25, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Andrew F. Green, Senior Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

          1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          2) The information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plans.


/s/ Andrew F. Green
-------------------
Andrew F. Green
Senior Vice President
and Chief Financial Officer

June 30, 2003


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Denny's Corporation and will be retained by Denny's Corporation and furnished to the Securities and Exchange Commission or its staff upon request.